                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Bay View Capital Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Notes:

               NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT

             [LOGO OF BAY VIEW CAPITAL CORPORATION APPEARS HERE]
                                                                 April 20, 1998

Dear Stockholder:

  On behalf of the Board of Directors and management of Bay View, I cordially invite you to attend the Company's 1998 Annual Meeting of Stockholders. The meeting will be held at 1:00 p.m., local time, on May 28, 1998 at Bay View's main offices, located at 1840 Gateway Drive, San Mateo, California 94404.

  The meeting is for the purpose of (i) the election of three directors of the Company; (ii) the approval and adoption of the Company's 1998-2000 Performance Stock Plan; (iii) the approval and adoption of the Company's 1998 Non-Employee Director Stock Option and Incentive Plan; and (iv) such other matters as may properly come before the meeting.

  I encourage you to attend the meeting in person. Whether or not you do so, however, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save Bay View additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy card.

  Thank you for your attention to this important matter.

                                          Sincerely,

                                          /s/ John R. McKean

                                          John R. McKean
                                          Chairman of the Board

                         BAY VIEW CAPITAL CORPORATION
                              1840 GATEWAY DRIVE
                          SAN MATEO, CALIFORNIA 94404
                                (650) 573-7300

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28, 1998

  Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Bay View Capital Corporation (the "Company") will be held at the Company's main offices, located at 1840 Gateway Drive, San Mateo, California 94404, on May 28, 1998, at 1:00 p.m., local time.

  A proxy card and a Proxy Statement for the Meeting are enclosed.

  The Meeting is for the purpose of considering and acting upon

   I. the election of three directors of the Company;

  II. the approval and adoption of the Company's 1998-2000 Performance Stock
      Plan;

 III. the approval and adoption of the Company's 1998 Non-Employee Director Stock Option and Incentive Plan; and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 31, 1998 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting at the main office of the Company during the ten days prior to the Meeting, as well as at the Meeting.

  You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the postage prepaid envelope provided. The proxy will not be used if you attend and vote at the Meeting in person.

                                          By Order of the Board of Directors

                                          /s/ Robert J. Flax

                                          Robert J. Flax
                                          Secretary

San Mateo, California
April 20, 1998


 IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                PROXY STATEMENT

                         BAY VIEW CAPITAL CORPORATION
                              1840 GATEWAY DRIVE
                          SAN MATEO, CALIFORNIA 94404
                                (650) 573-7300

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 28, 1998

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Bay View Capital Corporation ("Bay View" or the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at Bay View's main offices, located at 1840 Gateway Drive, San Mateo, California, on May 28, 1998 at 1:00 p.m., local time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about April 20, 1998. Certain of the information provided herein relates to Bay View Bank (the "Bank"), a wholly owned subsidiary of the Company.

  At the Meeting, stockholders of Bay View are being asked to (i) elect three directors of the Company; (ii) approve and adopt the Company's 1998-2000 Performance Stock Plan (the "Performance Stock Plan"); (iii) approve and adopt the Company's 1998 Non-Employee Director Stock Option and Incentive Plan (the "Non-Employee Director Stock Option Plan"); and (iv) consider such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

VOTING RIGHTS AND PROXY INFORMATION

  All shares of Bay View common stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth herein and for the proposals to adopt the Performance Stock Plan and the Non-Employee Director Stock Option Plan. Bay View does not know of any matters other than as described in the Notice of Meeting that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

  Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Votes withheld and broker non-votes will have no effect on the election of directors. Approval of all other matters will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter. Proxies marked to abstain will have the same effect as votes against the matter. Broker non-votes will have no effect on the matter. A majority of the shares of the Company's common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes are counted for purposes of determining a quorum.

  A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of Bay View at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Bay View at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Robert J. Flax, Esq., Executive Vice President, General Counsel and Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

  Record holders of common stock as of the close of business on March 31, 1998 will be entitled to one vote for each share then held. As of that date, the Company had 20,309,936 shares of common stock issued and outstanding.

  The following table sets forth, as of March 31, 1998, certain information as to (i) those persons who were known by management to be beneficial owners of more than 5% of the Company's outstanding shares of common stock, (ii) the shares of common stock beneficially owned by the executive officers named below and (iii) all directors and executive officers as a group.

                                                         SHARES      PERCENT
                                                      BENEFICIALLY     OF
                  BENEFICIAL OWNER                       OWNED        CLASS
                  ----------------                    ------------   -------
Southeastern Asset Management, Inc...................  1,855,400(1)   9.14
  6075 Poplar Avenue, Suite 900
  Memphis, Tennessee 38119
Edward H. Sondker....................................    182,904(2)    .89
David A. Heaberlin...................................    120,916(2)    .59
Robert J. Flax.......................................     65,340(2)    .32
John N. Buckley......................................     38,549(2)    .19
Rupert N. Ayton......................................     12,871(2)    .06
All directors and executive officers as a group (17      833,959(2)   3.98
   persons)..........................................

--------
(1) As reported by Southeastern Asset Management, Inc. ("Southeastern"), a registered investment advisor, Longleaf Partners Realty Fund ("Longleaf Realty"), Longleaf Partners Small-Cap Fund ("Longleaf Small-Cap") and Mr.
    O. Mason Hawkins, as of December 31, 1997 on Amendment No. 3 to a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). Longleaf Realty and Longleaf Small-Cap are series of Longleaf Partners Funds Trust, an open-end management investment company ("LongLeaf Trust"). Southeastern serves as investment advisor for Longleaf Trust. Southeastern reported sole voting power as to 218,500 shares, sole dispositive power as to 250,900 shares and shared voting and dispositive power as to 1,604,500 shares. Longleaf Realty reported sole voting and dispositive power as to no shares and shared voting and dispositive power as to 674,500 shares. Longleaf Small-Cap reported sole voting and dispositive power as to no shares and shared voting and dispositive power as to 930,000 shares. Mr. Hawkins, the Chairman of the Board and Chief Executive Officer of Southeastern, may also be deemed to beneficially own the 1,855,400 shares beneficially owned by Southeastern. Mr. Hawkins disclaims beneficial ownership of all such shares.
(2) Includes shares held directly, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individuals are trustees or substantial beneficiaries, with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power. Includes for Messrs. Sondker, Heaberlin, Flax, Buckley and Ayton, and all directors and executive officers as a group, respectively, 168,000, 94,000, 61,800, 36,001, 12,200 and 635,001 shares, which are subject to options currently exercisable or which will become exercisable within 60 days of March 31, 1998, granted under one or more of the Company's 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan"), Amended and Restated 1986 Stock Option and Incentive Plan (the "1986 Stock Option Plan") and 1989 Non-Employee Director Stock Option Plan (the "1989 Stock Option Plan"). Amount also includes a total of 12,583 Stock Units representing deferred director fees credited to the Stock Unit Accounts of non- employee directors established under the Company's and the Bank's Stock In Lieu of Cash Compensation Plan for Non-Employee Directors (the "Stock in Lieu of Cash Plan"). The Stock Units credited to a director's Stock Unit Account will be settled upon the director's termination of service as a director, for any reason, by delivering to the director the number of shares of the Company's common stock equal to the number of whole stock units then credited to the director's Stock Unit Account. Until such time as the shares are delivered to a director upon termination of service, such director has none of the rights of shareholders generally, including the right to vote or dispose of the shares represented by the Stock Units.

                       PROPOSAL I--ELECTION OF DIRECTORS

  The Company's Board of Directors is composed of ten members. Approximately one-third of the directors are elected annually. Directors of the Company are elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify.

  The table below sets forth certain information regarding the members of the Company's Board of Directors, including their terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                             SHARES OF
                                                                           COMMON STOCK
                                                                     TERM  BENEFICIALLY  PERCENT
                                                           DIRECTOR   TO     OWNED AT      OF
          NAME           AGE         POSITION HELD         SINCE(1) EXPIRE 3/31/98(2)(3)  CLASS
          ----           ---         -------------         -------- ------ ------------- -------
                                            NOMINEES
                                            --------
Robert M. Greber........  60 Director                        1996    2001      21,911      .11%
Edward H. Sondker.......  50 Director, President and Chief   1995    2001     182,904      .89
                              Executive Officer
W. Blake Winchell.......  45 Director                        1996    2001      21,463      .11
                                 DIRECTORS CONTINUING IN OFFICE
                                 ------------------------------
Roger K. Easley.........  61 Director                        1984    1999      65,418      .32
George H. Krauss........  56 Director                        1998    1999      31,556      .16
John R. McKean..........  67 Chairman of the Board           1984    1999     111,563      .55
Angelo J. Siracusa......  68 Director                        1996    1999      21,739      .11
Paula R. Collins........  48 Director                        1993    2000      44,047      .21
Thomas M. Foster........  55 Director                        1993    2000      50,270      .25
Stephen T. McLin........  52 Director                        1998    2000      34,412      .17

--------
(1) Includes service as a director of the Bank.
(2) Includes shares held directly, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power. Includes for Directors Greber, Sondker, Winchell, Easley, McKean, Siracusa, Collins and Foster, respectively, 20,000, 168,000, 20,000, 52,000, 52,000, 20,000, 42,000 and
    48,000 shares which are subject to stock options currently exercisable or which will become exercisable within 60 days of March 31, 1998 granted under one or more of the Company's 1995 Stock Option Plan, 1989 Stock Option Plan and 1986 Stock Option Plan.
(3) Of the amounts listed for Directors Greber, Winchell, Easley, McKean, Siracusa, Colllins and Foster, 1,911, 963, 1,590, 3,163, 1,639, 1,847 and
    1,470 consist of Stock Units representing deferred director fees credited to the respective Stock Unit Account of each director established under the Stock in Lieu of Cash Plan.

  The business experience of each of the above directors for at least the past five years is as follows:

  Mr. Greber is Chairman of the Board and Chief Executive Officer of the Pacific Stock Exchange. Mr. Greber is also a director of Sonic Solutions, Inc., Novato, California.

  Mr. Sondker has served as President and Chief Executive Officer of the Company and the Bank since August 1995. Prior thereto he was President and Chief Executive Officer of Independence One Bank of California from October 1990 until June 1995. Mr. Sondker is a director of Sunstone Hotel Investors, Inc., San Clemente, California.

  Mr. Winchell is Managing Director of Generation Ventures, LLC, a venture investment group. In 1996, Mr. Winchell served as Chief Executive Officer of Kleer-Vu Industries and prior thereto he was a General Partner of the Channel Investment Group.

  Mr. Easley is Chairman, President and Chief Executive Officer of Seven-Up Bottling Company of San Francisco, California.

  Mr. Krauss is an attorney and serves as of counsel to Kutak Rock, a national law firm headquartered in Omaha, Nebraska. Mr. Krauss has practiced law with Kutak Rock since 1972 and served as managing partner of the firm from 1983 to 1993. In 1996, Mr. Krauss became an independent business consultant to America First Companies. Mr. Krauss also serves as a director of Gateway 2000, Inc., a computer manufacturing firm, and of America First Mortgage Investments, Inc.

  Mr. McKean has served as Chairman of the Board of the Company since January 1994. Mr. McKean is the President of John R. McKean & Co. (CPAs), San Francisco, California.

  Mr. Siracusa is the former President of the Bay Area Council, a non-profit public policy organization, which he headed for 24 years. Mr. Siracusa serves on the Board of Directors of Bridge Housing Corporation and on the Board of Trustees of Golden Gate University.

  Ms. Collins is a principal of The WDG Companies, San Francisco, California, a real estate development firm she founded in 1982, and Chief Executive Officer of WDG Ventures, Inc., a subsidiary of The WDG Companies.

  Mr. Foster is an independent financial consultant with over 20 years of banking and financial experience. Mr. Foster was the President of Aircraft Technical Publishers, Brisbane, California, an aircraft maintenance library services company, from February 1989 until August 1992.

  Mr. McLin has been President and Chief Executive Officer of America First Financial Corporation, San Francisco, California ("America First"), since 1987. America First offers merger and acquisition advice to the financial services industry. Prior to joining America First, Mr. McLin was Executive Vice President of BankAmerica Corporation and Bank of America NT&SA.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

  Meetings. Meetings of the Company's Board of Directors are generally held monthly. The Board of Directors of the Company held 11 meetings during the fiscal year ended December 31, 1997. No incumbent director of the Company attended fewer than 75% of the total number of meetings held by the Company's Board of Directors and by all committees of the Board of Directors of the Company on which he or she served during the year.

  During the fiscal year ended December 31, 1997, the Board of Directors of the Bank held ten meetings. No incumbent director of the Bank attended fewer than 75% of the total number of meetings held by the Bank's Board of Directors and by all committees of the Bank's Board of Directors on which he or she served during the year.

  Fees. Directors' fees are paid to non-employee directors of the Bank and the Company in the amounts of $21,600 per annum, $1,000 per Board meeting attended and $750 per committee meeting attended ($500 in the case of telephonic meetings attended), plus an additional fee of $4,000 per annum for the Chairman of the Audit Committee and $2,400 per annum for each chairman of other Board committees. Only one fee for attendance at Board meetings of the Bank and the Company is paid when the meetings are held on the same day.

  The Chairman of the Board received compensation for 1997 as follows: a Chairman fee of $60,000, a retainer of $21,600, and a fee of $36,000 for attendance at Board and committee meetings.

  Stock Option Awards. On January 31, 1997, options to purchase 5,000 shares of the Company's common stock at an exercise price of $51.00 per share (adjusted to 10,000 shares and $25.50, respectively, for the two-for-one stock split in the form of a 100% stock dividend paid on the Company's common stock on June 2, 1997) were granted to each of Directors Collins, Easley, Foster and McKean, and to former directors Richard J. Quinlan and Robert L. Witt (each of whom ceased to be a director of the Company and the Bank in January 1998). The options became exercisable in full on July 31, 1997.

  Information regarding stock options granted to Director Sondker, the President and Chief Executive Officer of the Company, is contained elsewhere in this Proxy Statement under the caption "Option Grants in Last Fiscal Year."

  Stock in Lieu of Cash Compensation Plan. In 1996, the Company and the Bank adopted the Stock in Lieu of Cash Compensation Plan for Non-Employee Directors (the "Stock in Lieu of Cash Plan"). The Stock in Lieu of Cash Plan provides for the deferral of compensation earned by non-employee directors of the Bank in the form of Stock Units ("Stock Units") in a Stock Unit account ("Stock Unit Account"). Pursuant to the Stock in Lieu of Cash Plan, at least 20% of the fees paid to non-employee directors must be converted into Stock Units, and non-employee directors may elect to have up to 100% of their fees converted.

  For dividends paid with respect to the Company's common stock, each non-employee director has credited to his or her Stock Unit Account an additional number of Stock Units in an amount determined under the Stock in Lieu of Cash Plan. Each non-employee director's Stock Unit Account shall be settled by delivering to the non-employee director (or his beneficiary) the number of shares of Company common stock equal to the number of whole Stock Units then credited to the non-employee director's Stock Unit Account, in either (i) a lump sum or (ii) substantially equal annual installments over a period not to exceed ten years.

  Amended Outside Directors' Retirement Plan. The Bank maintains a retirement plan for non-employee directors who retire from the Bank's Board of Directors with at least three years of service on the Board at the date of retirement and who were elected to the Bank's Board of Directors prior to 1996. Pursuant to the Amended Outside Directors' Retirement Plan, the present value of the vested accrued benefits as of May 23, 1996 of each then-current non-employee director were contributed by the Bank in cash to a grantor trust administered by a third party trustee. Only Directors Easley, McKean, Collins and Foster and former directors Quinlan and Witt are eligible participants in the Amended Outside Directors' Retirement Plan. Upon termination of a participant's service as a director of the Bank prior to a change in control of the Company or the Bank, the participant's benefit in the form of shares of the common stock of the Company held by the grantor trust will be distributed in ten installments, with the first installment generally being made within 30 days after termination of service and each subsequent installment generally being made annually thereafter. Upon a change in control of the Company or the Bank, the undistributed shares in the grantor trust will be converted into cash by the trustee and invested by the trustee in permitted investments with installment distributions being made in cash. Following a change in control of the Company or the Bank and the occurrence of a Trigger Event (as defined in the grantor trust), a single lump-sum cash payment will be made to participants in termination of the grantor trust and the Amended Outside Directors' Retirement Plan.

  1998 Non-Employee Director Stock Option and Incentive Plan. The Board of Directors has approved, and is recommending that stockholders of the Company adopt, the 1998 Non-Employee Director Stock Option and Incentive Plan. See "Approval of the 1998 Non-Employee Director Stock Option and Incentive Plan."

  Committees. Set forth below is information regarding the Audit, Compensation and Benefits and Nominating Committees of the Company. The Board of Directors of the Company also has a Stock Option Committee, the members of which are Directors Collins, Greber and McKean.

  The Audit Committee reviews audit and regulatory reports and related matters to ensure effective compliance by the Company and the Bank with regulatory and internal policies and procedures. Directors McKean, Collins, Easley and Winchell are members of this Committee. The Audit Committee held nine meetings during 1997.

  The Compensation and Benefits Committee is responsible for review and recommendations for approval by the Board of senior officers' salaries, other compensation and benefit programs and Board of Directors and committee fees. The current members of the Compensation and Benefits Committee are Directors Collins, Greber and McKean. The Committee held nine meetings during 1997.

  The Nominating Committee of the Company is responsible for nominating persons to serve on the Board of Directors of the Company and as Chairman of the Board. Directors Easley, Foster, McKean, and Sondker are members of this Committee. The Committee held one meeting during 1997. While the Nominating Committee will consider nominees recommended by stockholders, the Committee has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 60 days before the date of the annual meeting.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation for services in all capacities to the Company for the years ended December 31, 1997, 1996 and 1995 of the Chief Executive Officer of the Company during 1997 and the other four most highly compensated executive officers of the Company in 1997 (the "named officers").

                          SUMMARY COMPENSATION TABLE

                                                          LONG TERM COMPENSATION
                                                      ------------------------------
                                  ANNUAL COMPENSATION        AWARDS         PAYOUTS
                                  ------------------- --------------------- --------
                                                      RESTRICTED   SHARES     LTIP
                                                        STOCK    UNDERLYING PAYOUTS   ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY     BONUS    AWARD(S)  OPTIONS(2)   ($)    COMPENSATION
---------------------------  ---- ------------------- ---------- ---------- -------- ------------
Edward H. Sondker(1)         1997 $ 300,000 $ 150,000    --        30,000   $702,881   $12,500(3)
 President and Chief         1996   287,502   143,750    --        80,000        --     48,977(3)
 Executive Officer           1995   114,585       --     --       160,000        --     13,180(3)
David A. Heaberlin(1)        1997 $ 230,833 $ 117,500    --        30,000   $372,862   $ 7,438(4)
 Executive Vice President    1996   205,002    82,001    --        80,000        --      2,719(4)
 and Chief Financial
  Officer                    1995    33,334       --     --        40,000        --     10,086(4)
Robert J. Flax               1997 $ 165,006 $  68,002    --         7,500   $388,205   $ 9,673(5)
 Executive Vice
  President,                 1996   158,724    63,490    --         6,000        --     18,028(5)
 General Counsel and
  Secretary                  1995   157,590    15,750    --        20,000        --     15,339(5)
John N. Buckley              1997 $ 155,000 $  64,000    --        17,500   $199,755   $ 7,007(6)
 Executive Vice President    1996   140,004    56,002    --        10,000        --     11,683(6)
                             1995   119,617    19,500    --        20,000        --      9,374(6)
Rupert N. Ayton(8)           1997 $ 117,504 $  50,002    --        20,000        --    $ 5,031(7)
 Senior Vice President       1996   104,685    35,000    --        10,000        --        975(7)
                             1995       --        --     --           --         --        -- (7)

-------
(1) Mr. Sondker joined the Company on August 1, 1995 and Mr. Heaberlin joined the Company on November 1, 1995.
(2) Options granted prior to June 2, 1997 have been adjusted for the two-for-one stock split in the form of a 100% stock dividend paid on such date.
(3) 1997: matching contribution to Mr. Sondker's account in the Bank's 401(k) Plan, $4,800; life insurance premium, $4,260, split dollar life insurance premium, $3,440; 1996: matching contribution to Mr. Sondker's account in the Bank's 401(k) Plan, $4,500; life insurance premium, $4,033; executive physical, $880; closing costs related to the sale and purchase of Mr. Sondker's homes, $17,689; reimbursement for miscellaneous moving expenses, $21,875. 1995: life insurance premium, $397; moving expenses pursuant to Mr. Sondker's hiring agreement, $12,783.
(4) 1997: matching contribution to Mr. Heaberlin's account in the Bank's 401(k) Plan, $4,800; life insurance premium, $73; split dollar life insurance premium, $2,565; 1996: matching contribution to Mr. Heaberlin's account in the Bank's 401(k) Plan, $1,050; life insurance premium, $73; executive physical, $1,596. 1995: moving expenses pursuant to Mr. Heaberlin's hiring agreement, $10,086.
(5) 1997: matching contribution to Mr. Flax's account in the Bank's 401(k) Plan, $9,600; life insurance premium $73; 1996: matching contribution to Mr. Flax's account in the Bank's 401(k) Plan, $9,800; life insurance premium, $73; executive physical, $1,748, ESOP contribution $6,406. 1995:
    401(k) Plan contribution, $9,000; life insurance premium, $73; ESOP contribution, $6,266.
(6) 1997: matching contribution to Mr. Buckley's account in the Bank's 401(k) Plan, $6,975; life insurance premium, $32; 1996: Matching contribution to Mr. Buckley's account in the Bank's 401(k) Plan, $5,325; life insurance premium, $32; ESOP contribution $6,325. 1995: 401(k) Plan contribution, $3,588; life insurance premium, $32; ESOP contribution, $5,754.
(7) 1997: matching contribution to Mr. Ayton's account in the Bank's 401(k) Plan, $3,525; life insurance premium, $1,506; 1996: life insurance premium, $975.
(8) Mr. Ayton joined the Company on January 1, 1996 and resigned from the Company effective March 31, 1998.

  The following table sets forth certain information concerning grants of stock options pursuant to the 1995 Stock Option Plan to the named officers in 1997. No stock appreciation rights ("SARs") were granted in 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                                                                         ANNUAL RATES OF STOCK
                                                                        PRICE APPRECIATION FOR
                                       INDIVIDUAL GRANTS                      OPTION TERM
                         ---------------------------------------------- -----------------------
                         NUMBER OF    % OF TOTAL
                           SHARES      OPTIONS
                         UNDERLYING   GRANTED TO   PER SHARE
                          OPTIONS     EMPLOYEES    EXERCISE  EXPIRATION
                         GRANTED(1) IN FISCAL YEAR   PRICE      DATE        5%         10%
                         ---------- -------------- --------- ---------- ---------- ------------
Edward H. Sondker....... 30,000(2)       3.84%      $25.53    06/23/07  $  481,670 $  1,220,647
David A. Heaberlin...... 20,000(3)       2.56        28.44    02/27/07     357,715      906,521
                         10,000(2)       1.28        25.53    06/23/07     160,557      406,882
Robert J. Flax..........  7,500(2)        .96        25.53    06/23/07     120,418      305,163
John N. Buckley......... 10,000(3)       1.28        28.44    02/27/07     178,858      453,260
                          7,500(4)        .96        34.41    12/11/07     162,302      411,305
Rupert N. Ayton.........  7,000(5)        .90        25.50    01/22/07     116,660      295,639
                          7,000(3)        .90        28.44    02/27/07     125,200      317,282
                          2,500(2)        .32        25.53    06/23/07      40,139      101,721
                          3,500(4)        .45        34.41    12/11/07      75,741      191,942

--------
(1) All options granted prior to the two-for-one stock split in the form of a 100% stock dividend paid on the Company's common stock on June 2, 1997 have been adjusted for such dividend.
(2) The vesting schedule of the option is as follows: 30% on June 23, 1998, 30% on June 23, 1999 and 40% on June 23, 2000.
(3) The vesting schedule of the option is as follows: 30% on February 27, 1998, 30% on February 27, 1999 and 40% on February 27, 2000.
(4) The vesting schedule of the option is as follows: 30% on December 11, 1998, 30% on December 11, 1999 and 40% on December 11, 2000.
(5) The vesting schedule of the option is as follows: 30% on January 22, 1998, 30% on January 22, 1999 and 40% on January 22, 2000.

  The following table sets forth certain information concerning the number and value of unexercised stock options at December 31, 1997 held by the named officers. None of the named officers held any SARs at December 31, 1997 or exercised any stock options or SARs during 1997.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT
                               DECEMBER 31, 1997

                                                  NUMBER OF SHARES              VALUE OF
                                                     UNDERLYING                UNEXERCISED
                                                     UNEXERCISED              IN-THE-MONEY
                                                     OPTIONS AT                OPTIONS AT
                                                       FY-END                FY-END ($) (1)
                                              ------------------------- -------------------------
                           SHARES
                          ACQUIRED    VALUE
          NAME           ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Edward H. Sondker.......     --        $--      144,000      126,000    $2,362,500   $2,429,061
David A. Heaberlin......     --         --       64,000       86,000     1,412,500    1,418,437
Robert J. Flax..........     --         --       81,800       11,700     2,161,525      161,240
John N. Buckley.........     --         --       33,000       24,500       788,375      226,703
Rupert N. Ayton.........     --         --       10,000       20,000       218,750      163,187

--------
(1) The difference between the aggregate option exercise price and the fair market value of the underlying shares at December 31, 1997.

EMPLOYMENT CONTRACTS

  The Company has employment agreements with each of Messrs. Sondker, Heaberlin, Flax, Buckley and Ayton. Each agreement provides for an initial term of one year with automatic renewal for an additional year on each December 31 unless the Company or the executive gives prior written notice that the agreement is not to be renewed. The agreements provide for the payment of base salary as follows: Mr. Sondker $350,000 per annum; Mr. Heaberlin $275,000 per annum; Mr. Flax $170,004 per annum; Mr. Buckley $160,000 per annum; and Mr. Ayton $125,004 per annum. The agreements provide for base salary review on July 1 of each year and further provide that salary increases are not guaranteed or automatic. The contracts provide for participation in an equitable manner in employee benefits applicable to executive personnel.

  In the event of termination by the Company without cause, Messrs. Sondker, Heaberlin and Flax would be entitled to receive a lump sum severance payment of 18 months salary, and Messrs. Buckley and Ayton would be entitled to a severance payment of 12 months' salary. Upon a change in control of the Company or Bank followed within 24 months by the involuntary termination of an executive (including the executive's relocation or a reduction in benefits or responsibilities) without cause, the executive would be entitled to a lump sum severance payment of 200% of annual salary. As noted elsewhere in this Proxy Statement, Mr. Ayton voluntarily terminated his employment effective March 31, 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation and Benefits Committee of the Board of Directors has furnished the following report on executive compensation:

 Compensation Philosophy Regarding Executive Officers

  The Compensation and Benefits Committee (the "Committee") of the Board of Directors is responsible for supervising and recommending for full Board approval the compensation and benefits of the executive officers of the Company. The Committee has structured the compensation for executive officers of the Company around three components: (1) base salary;
(2) annual incentives; and (3) long-term incentives. The Committee's strategic goal is to pay executives for performance by weighing the variable pay components of compensation more heavily than base salary. Toward this end, the Committee's goal is to set base salary for the respective executive position based upon individual experience and performance and at levels that are competitive but slightly below market average salary for the position. At the same time, total compensation, including annual cash and long-term incentives, is structured in a manner that allows executives to attain above-market total pay if the Company and the individual are achieving stated goals; if goals are not achieved, total pay would be below market. In 1997, the Committee retained the services of Strategic Compensation Associates ("SCA"), an independent compensation consulting firm, to competitively assess the Company's executive compensation programs and make appropriate recommendations in accordance with the Committee's pay-for-performance philosophy. SCA compiled a composite group of peer institutions and analyzed peer group compensation data from proxy statements, financial data, annual reports and published surveys; pay data was appropriately adjusted to compare with the Company's size as adjusted to take into account the pending acquisition of EurekaBank. SCA derived market consensus levels of total compensation for each executive position based on experience, responsibilities and scope of duties, and made recommendations as to appropriate base salary and target annual and long-term incentive compensation levels. The Committee updated its executive salary ranges based on SCA's data and recommendations effective July 1997. Base salary ranges were established in such a way that the midpoint of each range was approximately 5 to 15% below market consensus for each position. The Committee generally sets the base salary of each executive officer at the midpoint of the recommended salary range. The Committee determined not to adjust the base salaries of the Chief Executive Officer and the Chief Financial Officer in July; rather, the Committee waited to make such adjustments when the contemplated acquisition of EurekaBank was completed in January 1998. Ranges for target long-term compensation for each executive position were also established by the Committee based on SCA's recommendations.

  Incentive and bonus programs for executive officers have been utilized since the Bank's conversion from a mutual to stock institution in 1986. Annual incentive plans for the executive officers commenced in fiscal year 1987 under a philosophy that was geared towards measuring performance based on the creation of shareholder value as reflected in certain financial measurements. Annual incentive compensation has also been based upon business unit and individual performance as measured against goals and objectives which were stated in the Company's business plan. The Company's annual incentive plans for executive officers have required that certain thresholds of corporate performance and regulatory ratings be met prior to an executive being entitled to an incentive payment under any of the three categories of the annual plans: corporate, business unit and individual performance.

  The 1997 Annual Senior Management Incentive Plan (the "Senior Management Incentive Plan") for the executive officers contained corporate, business unit and individual goals. Certain thresholds of performance were required to be met by the Company prior to any officer eligibility for a bonus in 1997. These thresholds were net income, earnings per share and, for officers of the Bank only, regulatory examination results, including satisfactory Community Reinvestment Act ("CRA") rating. Because these performance thresholds were met by the Company and the Bank, and all business unit and individual performance measures were achieved, the named officers were entitled to payments under the Senior Management Incentive Plan as follows: Edward Sondker, $150,000; David Heaberlin, $117,500; Robert Flax, $68,002; John Buckley, $64,000; and Rupert Ayton, $50,002. The bonus payments to the named officers for 1997 totaled $449,504.

  SCA developed and the Board adopted in 1993 a five year long-term incentive plan for the executive officers (the "LTIP") based upon certain performance criteria including shareholder return as measured by the increase in the value of the Company's common stock. The Committee and the

Board of Directors are satisfied that the LTIP is properly tied to a direct increase in shareholder value and provides the executive officers with an incentive to achieve goals that are expected to directly result in an increase in the price of the Company's common stock. The awards were based on the executive officer's base salary and a factor related to the relative value of the executive's contribution to achieving the goals set forth in the LTIP. In June 1996, the Committee amended certain of the performance criteria to reflect changes in the strategy and direction of the Company since 1993. As of December 31, 1996, three of the stated goals contained in the LTIP were achieved, and 45% of the performance units vested in accordance with the terms of the LTIP. No performance units were granted in 1997 to any of the named individuals.

  In March 1997, the Company entered into agreements with each of the Plan participants whereby the participants agreed to fix the price of one-half of their vested units (22.5% of the units granted) at a price of $28.625. The remaining one-half of each participant's vested units were fixed at a share price of $27.25 on July 1, 1997, also through agreements voluntarily executed by the participants. The Committee considered the agreements to be in the best interests of the Company because they served to fix the Company's liability with respect to the vested performance units rather than having the liability continue to rise with the Company's stock price. Toward this end, the Committee also amended the LTIP to provide that the remaining 55% of unvested performance units, if earned, would be fixed as of December 31, 1997 at a price equal to the 30 day moving average share price for the month of December 1997. The amendment further provided that any performance units earned as of December 31, 1997 would not vest immediately, but would vest in 12.5% increments over eight consecutive quarters beginning March 31, 1998. As of December 31, 1997, no additional performance objectives were attained, and all unearned performance units were forfeited in accordance with the terms of the Plan.

  Payment of the balances representing the fixed portion of the vested performance units as described above, plus interest, were made in 1997 to the named officers in the following amounts: Edward Sondker, $702,880.55; David Heaberlin, $372,861.94; Robert Flax, $388,204.79; and John Buckley, $199,755.37. All amounts earned under the LTIP were paid in 1997 and all unearned amounts were forfeited in accordance with the terms of the Plan. The Plan ended effective December 31, 1997.

  In January 1998, the Committee approved the Performance Stock Plan, which was designed by SCA to complement the Company's existing stock option program through awards which are contingent on the achievement of specific performance measures as set forth in the Performance Stock Plan. The Committee believes that the Performance Stock Plan's design will focus participants on performance measures that will lead to the creation of value for the Company's shareholders while providing the participants with the opportunity to earn awards commensurate with performance and the creation of shareholder value. The Performance Stock Plan will be submitted to stockholders for their approval at the Meeting and is described in detail elsewhere in this Proxy Statement under "Proposal II--Approval of the 1998-2000 Performance Stock Plan."

  The Committee considers the grant of stock options to executive officers to be a component of long-term compensation. In 1997, options were granted to the named officers as follows: Mr. Sondker, 30,000 shares; Mr. Heaberlin, 30,000 shares; Mr. Flax, 7,500 shares; Mr. Buckley, 17,500 shares; and Mr. Ayton, 20,000 shares. The grants were based on the Committee's recognition of the exceptional performance of the named individuals, their leadership skills and their ability to affect the results of the Company, and most importantly, the importance of retaining the named individuals because of their impact on the future success of the Company.

  During 1997, the Company established split-dollar life insurance policies for Messrs. Sondker and Heaberlin. The policies were funded by the tax-free conversion of the cash surrender value of existing policies that no longer served a valid purpose. The new policies are owned by the executives but provide for an assignment back to the Company of the amount contributed by the Company. The assignment would be terminated upon a change in control of the Company.

 CEO Compensation

  Edward H. Sondker commenced employment as the Company's President and Chief Executive Officer on August 1, 1995. Mr. Sondker's initial base salary of $275,000 per annum was set as part of the negotiation of his entire employment package. His base salary was adjusted to $300,000 as of July 1, 1996. The Committee took no action to increase Mr. Sondker's base salary in 1997; effective January 1, 1998, Mr. Sondker's base salary was adjusted to $350,000 as a result of the recommendations made by SCA and in accordance with the Committee's philosophy of setting base salary at slightly below peer market average for a comparable position. Mr. Sondker's total compensation package includes: (1) the aforementioned base salary; (2) annual incentive target award of 50% of annual base salary based upon achievement of agreed-upon 1997 performance goals; (3) long-term compensation consisting of an option to purchase 300,000 shares of Bay View common stock (representing cumulative grants since his date of hire) vesting over three years and performance units granted under the LTIP; (4) a split-dollar life insurance policy described above; and (5) a one year employment contract. On January 1, 1998, the Committee allowed Mr. Sondker's employment agreement (described elsewhere in this Proxy Statement) to automatically renew for an additional one year term. Mr. Sondker received an annual incentive award in the amount of $150,000, which represented 50% of his 1997 annual base salary, for achieving corporate and individual performance goals in accordance with the terms of the Senior Management Incentive Plan. The Committee is satisfied that Mr. Sondker's total compensation package is reasonable and will continue to achieve the aforementioned goals of the Committee regarding executive compensation.

 Employment Contracts

  A more detailed description of the employment contracts with the named officers is contained elsewhere in this Proxy Statement.

 Deductibility of Executive Compensation

  The federal income tax laws limit the deduction a publicly-held company is allowed for compensation paid to its chief executive officer and its four most highly compensated executive officers. Generally, amounts in excess of $1 million (other than performance-based compensation) paid in any tax year to a covered executive cannot be deducted. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

  The foregoing report is furnished by Ms. Collins (Chairperson) and Messrs. McKean and Greber.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  The line graph below compares the cumulative total stockholder return on the Company's common stock to the cumulative total return of the Dow Jones Global-U.S. Index and Dow Jones Savings and Loan Index for the period December 31, 1992 through December 31, 1997. The graph assumes that $100 was invested on December 31, 1992 and that all dividends were reinvested.


                           CUMULATIVE TOTAL RETURN
              BAY VIEW CAPITAL CORPORATION, DOW JONES GLOBAL-U.S.
                   INDEX AND SAVINGS AND LOAN INDUSTRY INDEX

                           [LINE GRAPH APPEARS HERE]

                12/31/92   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97

Bay View          100       107.32      99.13     152.59     231.12     401.71
Dow Jones         100       109.95     110.76     152.49     187.63     251.34
S&L Index         100       104.81      91.16     151.34     188.96     328.90

RETIREMENT PLAN

  The Bank terminated its non-qualified defined benefit supplemental executive retirement plan (the "Retirement Plan") as of December 31, 1995. The Bank has no continuing liabilities in connection with the Retirement Plan to any executive officers other than to Robert J. Flax, who will be entitled at normal retirement age (65) to an annual benefit, to be paid for 15 years, equal to 50% of his average base salary over the three calendar years preceding retirement, provided that such average base salary shall not exceed the amount of his base salary as of December 31, 1995. The Bank has continuing liabilities, which have been fully accrued, to former executive officers who retired from or are no longer employed by the Bank.

CERTAIN TRANSACTIONS

  Prior to the enactment on August 9, 1989 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Bank, like many savings associations, followed a policy of granting loans to eligible officers, directors and employees, generally for the financing of real estate and for consumer purposes. Under the Bank's policy, which was consistent with Federal Home Loan Bank Board regulations governing transactions with the Bank's affiliated persons, real estate loans were permitted to be made at rates 1.0 percentage point above the applicable adjustable mortgage loan index, which was generally the Eleventh District Federal Home Loan Bank cost of funds index, and consumer loans were permitted to be made at .75 to 1.0 percentage point below market rates. These loans were made in the ordinary course of business on substantially the same terms and collateral, except for interest rates and, in the case of real estate secured loans, waiver of loan origination fees, as those of comparable transactions prevailing at the time, and did not involve more than the normal risk of collectibility or present other unfavorable features.

  FIRREA added a requirement that all loans and extensions of credit to the executive officers and directors of the Bank and their related entities be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In connection therewith, the Bank adopted a policy that directors and officers at or above the level of Vice President are not eligible for Bank loans. Loans approved prior to August 9, 1989 were not affected. In addition, all loans and other transactions between the Company and its affiliates are subject to approval by a majority of the directors of the Company, including a majority of its disinterested directors.

  Set forth below is certain information as of December 31, 1997 as to loans made by the Bank to any director or executive officer of the Company or the Bank whose aggregate indebtedness to the Bank exceeded $60,000 at any time since December 31, 1996.

                                                   LARGEST
                                                  AGGREGATE
                                                   AMOUNT      LOAN
                                                 OUTSTANDING BALANCE   INTEREST
                                                    SINCE     AS OF   RATE AS OF
NAME                                DATE OF LOAN  12/31/96   12/31/97  12/31/97
----                                ------------ ----------- -------- ----------
Robert J. Flax.....................   08/26/86    $247,395   $240,534   5.86%
                                      03/15/88      28,571     24,764   6.68

  As required by the regulations of the SEC, the following information is provided with respect to certain proceedings: Ms. Paula R. Collins became one of the founders of The WDG Companies ("WDG") in 1982. Ms. Collins and WDG have been involved in numerous real estate development projects and investments, virtually all of which have been successful. The two exceptions are acquisitions of existing buildings in individual transactions structured as separate limited partnerships. In September 1989, a limited partnership of which Ms. Collins was a General Partner transferred its assets to a lender for a deed in lieu of foreclosure (WDG-I Creekside Oaks, a California limited partnership). In May 1993, a real estate limited partnership (the "Limited Partnership") of which Ms. Collins is a partner of a general partnership, which is a general partnership of the Limited Partnership, filed a petition under the Bankruptcy Code. The Limited Partnership has been reorganized under Chapter 11 of the Bankruptcy Code and the reorganization plan has been confirmed by the courts.

         PROPOSAL II--APPROVAL OF THE 1998-2000 PERFORMANCE STOCK PLAN

GENERAL

  The Performance Stock Plan has been adopted by the Board of Directors of the Company subject to approval by the stockholders of Bay View at the Meeting. The complete text of the Performance Plan is attached to this Proxy Statement as Appendix I and is incorporated herein by reference. The principal features of the Performance Plan are summarized below.

  The Board of Directors believes that it is appropriate for the Company to adopt a performance stock plan which permits selected employees to earn rewards commensurate with the creation of value for the Company and its shareholders, thereby aligning the interests of those employees more closely with the interests of the Company and its stockholders while also providing a financial incentive that will help the Company attract and retain employees of outstanding competence.

PRINCIPAL FEATURES OF THE PERFORMANCE PLAN

  Eligibility and Participation. Employees of the Company or the Bank who are at the level of senior vice president or above and employees of any other subsidiary of the Company or the Bank at the level of executive vice president or above (there are currently 17 such employees) and who are selected by a committee of non-employee directors are eligible to participate in the Performance Plan.

  Awards. The Performance Plan provides for the granting of non-qualified stock options and phantom stock units.

  Shares Available; Non-Transferability of Rights. Pursuant to the Performance Plan, 400,000 shares of the Company's common stock are reserved for issuance. Shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Performance Plan. No right or interest in the Performance Plan is assignable or transferable except in the event of the death of the participant.

  Administration. The Performance Plan is administered by a committee (the "Performance Plan Committee") of two or more non-employee directors selected by the Board of Directors of the Company.

  Performance Targets. Awards under the Performance Plan are made only with respect to a quarter in which the Company achieves one or more of the performance targets set forth therein. If the Performance Plan had been in effect during fiscal 1997, none of the performance targets would have been met.

  Stock Options. Stock options issued under the Performance Plan ("Performance Options") shall be exercisable for a term of four and one-half years beginning six months from the date of the grant. The exercise price of Performance Options shall be equal to the market value per share on the date the options are granted. The exercise price must be paid in full in cash or, if permitted by the Performance Plan Committee, shares of Company common stock, or a combination of both. Performance Options are not intended to qualify under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  Phantom Stock Units. A phantom stock unit issued under the Performance Plan (a "Performance Unit") evidences the right of a participant to receive a cash payment (which the participant may choose to defer) within 45 days following the end of the quarter in which the Performance Unit is awarded. The amount of such payment is equal to the excess of the market value of one share of Company common stock on the last day of the quarter with respect to which the Performance Unit is issued over $36.25; provided, however, that no such payment may exceed $36.25 except in connection with a change in control.

  Effect of Merger and Other Adjustments. Shares as to which Performance Options have been granted or may thereafter be granted and the corresponding exercise prices thereof, and the number of shares underlying a Performance Unit and the calculation of the cash payment with respect thereto, shall be appropriately adjusted by the Performance Plan Committee in the event of any change in the number of shares outstanding by reason of any merger, reorganization, stock split or other change in the corporate structure of the Company.

  Amendment and Termination. The Performance Plan Committee may at any time amend, suspend or terminate the Performance Plan, provided however that no such modification may impair the rights of any participant in a previously earned award, and further provided that no such modification shall be made without determining the necessity or desirability of shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

  Under present federal income tax laws, awards under the Performance Plan will have the following tax consequences:

    (1) The grant of a Performance Option will neither, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

    (2) The exercise of a Performance Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the Performance Option.

    (3) The receipt of a cash payment pursuant to a Performance Unit will result in the recognition of ordinary income by the participant on the date of payment in an amount equal to the payment.

    (4) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the circumstances described above, provided that the Company meets its federal reporting obligations.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 1998-2000 PERFORMANCE STOCK PLAN.

           PROPOSAL III--APPROVAL OF THE 1998 NON-EMPLOYEE DIRECTOR
                        STOCK OPTION AND INCENTIVE PLAN

GENERAL

  The 1998 Non-Employee Director Stock Option and Incentive Plan (the "Non-Employee Director Plan") has been adopted by the Board of Directors of the Company subject to approval by the stockholders of Bay View at the Meeting. The complete text of the Non-Employee Director Plan is attached to this Proxy Statement as Appendix II and is incorporated herein by reference. The principal features of the Non-Employee Director Plan are summarized below.

  The Board of Directors believes that it is appropriate for the Company to adopt a stock option and incentive plan which permits the grant of stock options as a mean of aligning the interests of the directors more closely with the interests of the other stockholders of the Company while also providing a financial incentive that will help the Company attract and retain directors of outstanding competence.

PRINCIPAL FEATURES OF THE NON-EMPLOYEE DIRECTOR PLAN

  Eligibility and Participation. Non-employee directors of the Company or any affiliate thereof who are selected by the Board of Directors are eligible to participate in the Non-Employee Director Plan. There are currently nine non-employee directors.

  Awards. The Non-Employee Director Plan provides for the granting of non-qualified stock options.

  Shares Available; Non-Transferability of Rights. Pursuant to the Non-Employee Director Plan, 200,000 shares of the Company's common stock are reserved for issuance. Participants are eligible to receive annually options with respect to up to 5,000 shares of Company common stock at the discretion of the Board of Directors. Shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Non-Employee Director Plan. No right or interest in the Non-Employee Director Plan is assignable or transferable except in the event of the death of the participant or pursuant to a qualified domestic relations order.

  Administration. The Non-Employee Director Plan is administered by the Board of Directors of the Company.

  Stock Options. Stock options issued under the Non-Employee Director Plan ("Director Options") shall be exercisable for a term of not more than ten years from the date of the grant. Director Options are not intended to qualify under Section 422 of the Code. The exercise price of Director Options shall not be less than the market value per share on the date the options are granted. The exercise price must be paid in full in cash or shares of Company common stock, or a combination of both.

  Effect of Merger and Other Adjustments. Shares as to which Director Options have been granted or may thereafter be granted and the corresponding exercise prices thereof, shall be appropriately adjusted by the Board of Directors in the event of any change in the number of shares outstanding by reason of any merger, reorganization, stock split or other change in the corporate structure of the Company.

  Amendment and Termination. The Board of Directors may at any time amend, suspend or terminate the Non-Employee Director Plan, provided however that no such modification may impair the rights of any participant in a previously earned award, and further provided that no such modification shall be made without determining the necessity or desirability of shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

  Under present federal income tax laws, awards under the Non-Employee Director Plan will have the following tax consequences:

    (1) The grant of a Director Option will neither, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

    (2) The exercise of a Director Option will result in the recognition of self-employment income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the Director Option.

    (3) The Company will be allowed a deduction at the time, and in the amount of, any self-employment income recognized by the participant under the circumstances described above, provided that the Company meets its federal reporting obligations.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE NON-EMPLOYEE DIRECTOR PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were met, except for the inadvertent late filing of a Form 4 by former Director Robert L. Witt.

                                   AUDITORS

  The Board of Directors of the Company is reviewing which independent accountants are to be appointed the Company's auditors for the fiscal year ending December 31, 1998. Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended December 31, 1997.
Representatives of Deloitte & Touche LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

  In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the main office of the Company, 1840 Gateway Drive, San Mateo, California 94404, no later than December 21, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                 OTHER MATTERS

  The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Bank may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company has retained Kissel-Blake, Inc. to assist in the solicitation of proxies, for a fee estimated to be approximately $6,500 plus reasonable out-of-pocket expenses.

                                          By Order of the Board of Directors

                                          /s/ Robert J. Flax

                                          Robert J. Flax
                                          Secretary

San Mateo, California
April 20, 1998

                                                                     APPENDIX I
                         BAY VIEW CAPITAL CORPORATION

                       1998-2000 PERFORMANCE STOCK PLAN

  1. Plan Purpose. The purpose of the Plan is to focus Participants on measures that will lead to the creation of value for the Corporation and its shareholders and to provide the Participants with the opportunity to earn significant rewards commensurate with performance and shareholder value creation. It is intended that Options granted pursuant to the provisions of this Plan will be Non-Qualified Stock Options.

  2. Definitions. The following definitions are applicable to the Plan:

  "Affiliate"--means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in section 425(e) and (f), respectively, of the Code.

  "Agreement"--means the written agreement entered into between the Corporation and a Participant to carry out the Plan with respect to the rights and entitlements of a Participant to earn Awards in accordance with the Plan's terms and conditions.

  "Award"--means the grant by the Committee of a Phantom Stock Unit, an Option, or both, as provided in the Plan.

  "Change in Control"--means any of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in section 13(d) (3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation.

  "Code"--means the Internal Revenue Code of 1986, as amended.

  "Committee"--means the Committee referred to in section 3 hereof.

  "Continuous Service"--means the absence of any interruption or termination of service as an Employee. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its Affiliates or any successor.

  "Corporation"--means Bay View Capital Corporation, a Delaware corporation, and any successor thereto.

  "Effective Date"--means January 1, 1998.

  "Employee"--means an officer who is employed either (i) by the Corporation or Bay View Bank at the level of senior vice president or above, or (ii) by an Affiliate (other than Bay View Bank) at the level of executive vice president or above.

  "Exercise Price"--means, in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option, which price is the Market Value per Share on the Grant Date.

  "Grant Date"--means the last day of the Quarter in which an Award is earned.

  "Market Value"--means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

  "Net Interest Margin"--means net interest spread after including a factor for the excess of interest-earning assets over interest-bearing liabilities for the three month period ending on the last day of a Quarter. Net interest spread represents the difference between the yield on interest-earning assets and cost of interest-bearing liabilities adjusted for income derived from noninterest-earning assets which are funded by interest-bearing liabilities.

  "Non-Employee Director"--means a director who a) is not currently an officer or employee of the Corporation or any Affiliate; b) is not a former employee of the Corporation who receives compensation for prior services (other than form a tax-qualified retirement plan); c) has not been an officer of the Corporation; d) does not receive remuneration, directly or indirectly, from the Corporation in any capacity other than as a director; and e) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

  "Non-Qualified Stock Option"--means an option to purchase Shares granted by the Committee pursuant to section 6 hereof, which option is not intended to qualify under section 422(b) of the Code.

  "Option"--means a Non-Qualified Stock Option.

  "Participant"--means an Employee who is selected by the Committee to participate in the Plan and with whom the Corporation enters into an Agreement.

  "Performance Target"--means the performance criteria and the achievement goals established pursuant to section 5 hereof for the granting of Awards pursuant to section 6 hereof.

  "Phantom Stock Unit"--means the right to receive on the Grant Date the Per Unit Value multiplied by the number of hypothetical Shares earned.

  "Per Unit Value"--means the excess of the Market Value of a Share on the last day of the Quarter in which the Phantom Stock Unit is earned over $36.25, but such Market Value shall be limited to $72.50 prior to the earlier of a Change in Control or the Board of Directors of the Corporation approving a proposal or transaction that could result in a Change in Control.

  "Plan"--means the 1998-2000 Performance Stock Plan of the Corporation.

  "Quarter"--means the three-month period ending on March 31, June 30, September 30 or December 31 of each year, commencing on the Effective Date and ending on the date that the Plan expires in accordance with Section 17(b) hereof.

  "Share"--means a share of the common stock of the Corporation.

  "Tangible ROE"--means the consolidated after-tax net income of the Corporation (including nonrecurring and extraordinary items) determined in accordance with generally accepted accounting principles for the twelve month period ending on the last day of a Quarter, divided by the average tangible equity of the Corporation for such period.

  "Transaction Account Mix"--means transaction accounts as a percentage of total retail deposits on the last day of a Quarter. Transaction accounts represent savings, checking and money market accounts including other deposit accounts which have similar interest rate risks.

  3. Administration. The Plan shall be administered by a Committee consisting of two or more individuals, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed, removed and/or substituted from time to time by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards;
(ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of the Agreements; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

  4. Participation. The Committee may select Employees from time to time to become Participants in the Plan. As a condition of participation, the Corporation and the Employee shall enter into an Agreement relating to the entitlement of such Participant to earn Awards under this Plan. Employees approved for participation will be notified of their selection as soon after approval as practicable.

  5. Performance Targets. As soon as practicable after the end of each Quarter (but in the case of any required or requested stockholder approval of the Plan, then ending after the adoption of the Plan by the stockholders of the Corporation), the Committee shall, based upon its review of the Corporation's financial statements for such Quarter, determine whether one or more Performance Targets were achieved during such Quarter. The Committee shall certify in writing whether a Performance Target was achieved during such Quarter based upon the actual performance results for such Quarter. There are three separate Performance Targets that may be achieved under this Plan. Each of the three Performance Targets may be achieved by the Corporation's attainment during any Quarter of a minimum level of performance in each of three applicable criteria--Net Interest Margin, Tangible ROE and Transaction Account Mix--as follows:

                                                                    TRANSACTION
  PERFORMANCE                             NET INTEREST                ACCOUNT
     TARGET                                  MARGIN    TANGIBLE ROE     MIX
  ------------                            ------------ ------------ -----------
   First.................................     3.3%         15.0%         40%
   Second................................     3.7%         16.0%         45%
   Third.................................     4.0%         18.0%         50%

  6. Grant of Awards.

  (a) Immediately upon the Committee's certification in writing of the satisfaction of a Performance Target during a Quarter (but in no event prior to the adoption of the Plan by the stockholders of the Corporation if such approval is required or requested), each Employee who was a Participant in the Plan on the last day of such Quarter shall be granted an Award of a number of Phantom Stock Units and Options in accordance with the terms of his or her Agreement.

  (b) In the event that one or more of the Performance Targets is not achieved on or before December 31, 2000, each Participant who is an Employee on December 31, 2000, shall be entitled to an Award of Phantom Stock Units and Options hereunder equal to the number of Phantom Stock Units and Options that would have been granted to such Participant if the next Performance Target had been satisfied, multiplied by a fraction, the numerator of which is the level of performance of the lowest performing of the three applicable criteria--Net Interest Margin, Tangible ROE or Transaction Account

Mix--on December 31, 2000, and the denominator of which is the minimum level of performance of the same criteria that would have been required in order to satisfy the next Performance Target.

  (c) In the event that a Participant ceases Continuous Service for any reason, except as otherwise provided herein, all unvested Options shall be forfeited and such Participant's right of participation in this Plan shall thereupon cease and terminate.

  7. Terms and Conditions of Phantom Stock Units. A Phantom Stock Unit, when granted, shall evidence the right of a Participant to receive in cash the Per Unit Value, multiplied by the number of hypothetical Shares earned thereby.

  8. Terms and Conditions of Options. Subject to adjustment by the operation of section 11 hereof, the maximum number of Shares with respect to which Options may be granted under the Plan is 400,000 Shares. The Shares with respect to which Options may be granted under the Plan may be either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury stock. An Award shall not be considered to have been made under the Plan with respect to any Option which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred. All Options awarded hereunder are intended to be Non-Qualified Stock Options and shall be granted pursuant to an Agreement. An Option shall, upon its exercise, entitle the Participant to whom such Option is granted to purchase a number of Shares at the Exercise Price. Such Option shall be exercisable for a term of four and one-half years, beginning six months after the Grant Date and ending five years after the Grant Date; provided, if a Participant ceases Continuous Service during the six month period after the Grant Date for any reason other than death, then the Option granted on such Grant Date shall terminate and be forfeited. Notwithstanding the foregoing, however, the six-month vesting provision contained in the previous sentence shall not apply in the event of a Change in Control, as provided in Section 10 hereof.

  9. Exercise of Awards.

  (a) The Per Unit Value shall be paid in cash within 45 days following the end of the Quarter in which the Phantom Stock Unit is awarded, unless (1) the Participant elects to defer receipt of such cash payment pursuant to subsection (b) hereof, or (2) the Committee, in its discretion, elects to delay the payment of all or a portion thereof until such time as the amount payable would be deductible to the Corporation or its Affiliate as contemplated by section 162(m) of the Code.

  (b) Participants who are eligible to participate in the Bay View Capital Corporation Deferred Compensation Plan (the "BVCC Deferred Compensation Plan") may elect to defer their receipt of cash payment for their Per Unit Value pursuant to the Plan by their voluntary election to participate in the BVCC Deferred Compensation Plan. Based upon the terms and provisions of the BVCC Deferred Compensation Plan, certain Participants may irrevocably elect to defer the receipt of all or a portion of their Per Unit Value to a specified future date as permitted in the BVCC Deferred Compensation Plan. The election to defer the Per Unit Value pursuant to the BVCC Deferred Compensation Plan must be in writing and submitted to the Company's Human Resources Department within the time period required for deferral under the BVCC Deferred Compensation Plan.

  (c) To exercise an Option under the Plan with respect to any portion or all of the Shares represented by such Option, the Participant to whom such Option was granted shall give written notice to the Corporation in form satisfactory to the Committee, together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Corporation. Payment shall be made either (i) in cash (including check, bank draft or money order) or (ii) if permitted by the Committee, by delivering (A) Shares already owned by the Participant and having a Market Value equal to the applicable Exercise Price, or (B) a combination of cash and such Shares.

  (d) An Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and no such Option may be exercised unless at the time such Participant exercises such Option such Participant has maintained Continuous Service since the date of grant of such Option.

  10. Effect of Change in Control. In the event of a Change in Control, each Participant, as soon as practicable following the effective time of such Change in Control, shall receive a cash award in lieu of the Phantom Stock Units and Options that such Participant could have earned in the future under the Plan. The amount of such cash award shall be equal to the following:

    A) The total number of Phantom Stock Units that the Participant is eligible to earn upon the achievement of all three Performance Targets, multiplied by a fraction, the numerator of which is the number of days from the Effective Date until the effective time of such Change in Control, and the denominator of which is 1096; multiplied by

    B) The Market Value of a Share at the effective time of the Change in Control, minus $36.25; minus

    C) The value under section 7 hereof of all Phantom Stock Units previously awarded to the Participant, together with the Market Value at the effective time of the Change in Control of all Shares represented by each Option previously granted to the Participant under the Plan minus the Market Value of such Shares on the date of grant of such Option.

  In addition, in the event of a Change in Control, each Option, to the extent that it has not previously been exercised, shall be immediately exercisable in full at and after the effective time of such Change in Control.

  11. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the Effective Date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the number and class of Shares as to which Options have been theretofore granted or may thereafter be granted under the Plan and the corresponding Exercise Prices thereof, and the number of Shares underlying a Phantom Stock Unit that may thereafter be granted under the Plan, and the calculation of the Per Unit Value, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

  12. Assignments and Transfers. No right or interest of any Participant in this Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy except, in the event of the death of a Participant, by will or the laws of descent and distribution.

  13. Employee Rights Under the Plan. No Employee shall have a right to be selected as a Participant, and no Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Corporation or any Affiliate.

  14. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to the exercise of an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provision of the Securities Act of 1933 or any other federal, state or local securities legislation.

It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

  15. Withholding Tax. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the Per Unit Value under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

  16. Amendment or Termination. The Committee, in its sole and absolute discretion, may modify or amend any or all of the provisions of this Plan at any time and from time to time, without notice, and may suspend or terminate it entirely. However, no such modification, amendment, suspension, or termination will be made prior to the Committee determining whether the approval of the stockholders of the Corporation is required or desirable pursuant to applicable law or regulation; provided, further, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore earned pursuant to the Plan.

  17. Effective Date and Term of Plan.

  (a) The Plan shall become effective upon its adoption by the Board of Directors of the Corporation, effective as of January 1, 1998, provided, if stockholder approval is required or requested, the Plan is duly approved by the holders of a majority of the shares of common stock present, or represented, and entitled to vote at the 1998 annual meeting of stockholders of the Corporation. If the Plan is not approved by the stockholders, the Plan shall terminate and all actions taken hereunder shall be null and void.

  (b) Unless sooner terminated under section 16 hereof, the Plan shall expire as soon as practicable after the earliest to occur of the dates specified below and the satisfaction of all of the Corporation's responsibilities and obligations with respect to all Awards earned through such date:

    (1) The date on which all three Performance Targets have been achieved.

    (2) December 31, 2000.

    (3) The effective time of a Change in Control.

  18. Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any Award under the Plan is to be paid in case of his death before he receives any or all of such Award. Each designation will revoke all prior designations by the same Participant, will be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate.

  19. No Funding. Nothing contained in this Plan and no action taken hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant or beneficiary or any other person. Amounts due under this Plan at any time and from time to time will be paid from the general funds of the Corporation. To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Corporation.

  20. Indemnification of Committee. No member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Awards made hereunder; and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

  21. Binding Effect. The Plan shall inure to the benefit of the Participants hereunder and their respective heirs, devisees and legal representatives, and it shall be binding on the successors of the Corporation and its Affiliates.

  22. Expenses of the Plan. The expenses of administering the Plan will be borne by the Corporation.

  23. Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of California, except to the extent that such laws are preempted by Federal law.

                                                                    APPENDIX II

                         BAY VIEW CAPITAL CORPORATION

          1998 NON-EMPLOYEE DIRECTOR STOCK OPTION AND INCENTIVE PLAN

  1. Plan Purpose. The purpose of the Plan is to promote the interests of the Corporation and its stockholders by providing an inducement to attract and retain qualified Non-Employee Directors of the Corporation and its Affiliates. It is intended that Options granted pursuant to the provisions of this Plan will be Non-Qualified Stock Options.

  2. Definitions. The following definitions are applicable to the Plan:

  "Affiliate"--means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

  "Award"--means the grant of a Non-Qualified Stock Option, as provided in the Plan.

  "Board"--means the Board of Directors of the Corporation.

  "Code"--means the Internal Revenue Code of 1986, as amended.

  "Continuous Service"--means the absence of any interruption or termination of service as a Non-Employee Director of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between the Corporation, its parent, its subsidiaries or its successor. With respect to any advisory director or director emeritus, continuous service shall mean availability to perform such functions as may be required of such persons.

  "Corporation"--means Bay View Capital Corporation, a Delaware corporation, or any successor.

  "ERISA"--means the Employee Retirement Income Security Act of 1974, as amended.

  "Exercise Price"--means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

  "Market Value"--means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Board shall determine.

  "Non-Employee Director"--means a director, advisory director or director emeritus who is not currently an officer or employee of the Corporation or any Affiliate.

  "Non-Qualified Stock Option"--means an option to purchase Shares granted by the Board pursuant to Section 6 hereof which is not intended to qualify under
Section 422(b) of the Code.

  "Option"--means a Non-Qualified Stock Option.

  "Participant"--means any Non-Employee Director of the Corporation or any Affiliate who is selected by the Board to receive an Award or who is granted an Award pursuant to Section 6 hereof.

  "Plan"--means the 1998 Non-Employee Director Stock Option and Incentive Plan of the Corporation.

  "Shares"--means the shares of common stock of the Corporation.

  3. Administration. The Plan shall be administered by the Board. Except as limited by the express provisions of the Plan, the Board shall have sole and complete authority and discretion to (i) select Participants and grant Awards;
(ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpretation of the Plan, and determination of all matters deemed necessary or advisable for the administration of the Plan.

  4. Participation in Board Awards. The Board may select from time to time Participants in the Plan from those Non-Employee Directors of the Corporation or its Affiliates who, in the opinion of the Board, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

  5. Shares Subject to Plan. Subject to adjustment by the operation of Section 8 hereof, the maximum aggregate number of Shares with respect to which Awards may be made under the Plan is 200,000. Subject to adjustment by the operation of Section 8 hereof, the maximum number of Shares with respect to which Awards may be made to any Participant in any calendar year during the term hereof is 5,000 Shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury Shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

  6. General Terms and Conditions of Options. The Board shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions of such Options and the criteria upon which such Options are granted (which terms, conditions and criteria need not be identical among Participants). In particular, the Board may grant Awards to any Participant based upon such criteria as the Board may establish from time to time, and it shall also prescribe the following terms and conditions: (i) the Exercise Price of any Option, which shall not be less than the Market Value per Share at the date of grant of such Option, (ii) the number of Shares subject to, and the expiration date of, any Option, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option.

  Any Award made pursuant to this Plan may, in the sole discretion of the Board, vest in installments.

  At the time of any Award, the Participant shall enter into an agreement with the Corporation in a form specified by the Board, agreeing to the terms and conditions of the Award and such other matters as the Board, in its sole discretion, shall determine (the "Option Agreement").

  7. Exercise of Option.

  (a) Except as provided herein, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant and, except as provided in paragraphs (c) and
(d) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of grant of such Option.

  (b) To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Corporation in form satisfactory to the Board, specifying the number of Shares with respect to which such Participant elects to exercise such Option, together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Corporation. Payment shall be made either (i) in cash (including check, bank draft or money order), or (ii) by delivering
(A) Shares already owned by the Participant and having a Market Value equal to the applicable Exercise Price, or (B) a combination of cash and such Shares.

  (c) If a Participant to whom an Option was granted shall cease to maintain Continuous Service for any reason (excluding death, disability, retirement after reaching the age of 55 and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of one year immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option, exercise such Option to the extent that such Participant was entitled to exercise such Option at the time of such cessation. If a Participant to whom an Option was granted shall cease to maintain Continuous Service by reason of death or disability, then all Options granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable (i) in the event of death for the period described in paragraph (d) of this Section 7 and
(ii) in the event of disability for a period of one year following such date. If a Participant to whom an Option was granted shall cease to maintain Continuous Service after having reached the age of 55 and after having served on the Board for at least three years, such Participant may, but only within the period of two years immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option, exercise such Option to the extent that such Participant was entitled to exercise such Option at the time of such cessation; provided, however, if a Participant to whom an Option was granted shall cease to maintain Continuous Service after having reached the age of 55 and after having served on the Board for at least six years, such Participant may, but only within the period of three years immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option, exercise such Option to the extent that such Participant was entitled to exercise such Option at the time of such cessation. If the Continuous Service of a Participant to whom an Option was granted by the Corporation is terminated for cause, all rights under any Option of such Participant shall expire immediately upon the effective date of such termination.

  (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the one- or two-year periods referred to in paragraph (c) of this Section 7, the person to whom any Option held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option upon his death as provided in paragraph (c) above, exercise such Option at any time within a period of one year succeeding the date of death of such Participant, but in no event after the expiration date of such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Board may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

  8. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan, the maximum number and class of Shares as to which Awards may be granted to any Participant on an annual basis under the Plan and the number, class and exercise price of Shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

  9. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate or articles of incorporation, to receive the appraised or fair value of their holdings), any Participant's Options granted and not fully exercisable shall become exercisable in full immediately prior to the termination of Continuous Service of the Participant upon or after any such merger, consolidation or combination and any Participant to whom an Option has been granted shall have the right (subject to any limitation or vesting period applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount shall be payable fully in cash.

  10. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

  11. Employee Rights Under the Plan. No director shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no director shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any director any right to be retained as a director of the Corporation or any Affiliate.

  12. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Board so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Board shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or other system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Board shall determine to be necessary or advisable.

  13. Withholding Tax. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, and may, in its sole discretion, withhold sufficient Shares to cover the amount of taxes which the Corporation is required to withhold.

  14. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 8 hereof) no amendment, suspension or termination shall be made prior to the Board determining whether the approval of the stockholders of the Corporation is required or desirable pursuant to applicable law or regulation; provided, further, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

  15. Effective Date and Term of Plan. The Plan shall become effective upon its ratification by stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 14 hereof.

                         BAY VIEW CAPITAL CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 28, 1998

  The undersigned hereby appoints the Board of Directors of Bay View Capital Corporation (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at Bay View's main offices located at 1840 Gateway Drive, San Mateo, California, on May 28, 1998 at 1:00 p.m., local time, and at any and all adjournments and postponements thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                     Please mark
                                                                [X]   your votes
                                                                       as this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AND
                       "FOR" THE PROPOSALS LISTED BELOW.

                                                                     VOTE
                                                          FOR      WITHHELD
I. The election as directors of all nominees listed
   below (except as marked to the contrary)               [_]        [_]

   INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee's name below.

ROBERT M. GREBER EDWARD H. SONDKER W. BLAKE WINCHELL

                                                      FOR    AGAINST   ABSTAIN
II. The approval and adoption of the Company's
    1998-2000 Performance Stock Plan                  [_]      [_]       [_]


                                                      FOR    AGAINST   ABSTAIN
III. The approval and adoption of the Company's
     1998 Non-Employee Director Stock Option and      [_]      [_]       [_]
     Incentive Plan


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.


The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Re-port to Stockholders.

Dated:                                                                   , 1998
       ------------------------------------------------------------------
Signature of Stockholder
                         ------------------------------------------------------
Signature of Stockholder
                         ------------------------------------------------------

Please sign exactly as your name(s) appear(s) to the left. When signing as attor ney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE



-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                             FOLD AND DETACH HERE

                          BAY VIEW CAPITAL CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 28, 1998

  The undersigned hereby appoints the Board of Directors of Bay View Capital Corporation (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at Bay View's main offices located at 1840 Gateway Drive, San Mateo, California, on May 28, 1998 at 1:00 p.m., local time, and at any and all adjournments and postponements thereof.
I.The election as directors of all nominees listed below (except as marked to the contrary)

                            [_] FOR  [_] VOTE WITHHELD

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE IN THE NOMINEE'S NAME BELOW.

             ROBERT M. GREBER  EDWARD H. SONDKER  W. BLAKE WINCHELL

II. The approval and adoption of the Company's 1998-2000 Performance Stock Plan

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

III. The approval and adoption of the Company's 1998 Non-Employee Director Stock Option and Incentive Plan

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

  In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AND
                       "FOR" THE PROPOSALS LISTED ABOVE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect.

  The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.

                                             Dated: ____________________ , 1998


                                             ----------------------------------
                                             Signature of Stockholder

                                             ----------------------------------
                                             Signature of Stockholder

                                             Please sign exactly as your
                                             name(s) appear(s) to the left.
                                             When signing as attorney,
                                             executor, administrator, trustee
                                             or guardian, please give your
                                             full title. If shares are held
                                             jointly, each holder should sign.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE